28 September 1995





    FEDERAL EXPRESS

    Ms. Diane Gallo, Proxy Analyst
    FMR Corporation
    82 Devonshire Street (Mail Zone A-10)
    Boston, Massachusetts 02109

    Dear Ms. Gallo:

    Enclosed for your information are courtesy copies of Digital
    Equipment Corporation's 1995 Annual Report to
Stockholders and Proxy
    Statement for the November 9, 1995 Annual Meeting of
Stockholders.
    These documents are being sent to you in advance of the regular distribution to stockholders in order to provide additional time for you to consider the matters for which stockholder approval is requested.

    I would appreciate an opportunity to meet with you at your convenience to discuss the items on the agenda for this year's
    Annual Meeting, and in particular, the proposed 1995
Equity Plan,
    the text of which is included in the proxy statement. I will call your office early next week to schedule such a meeting.
In the
    meantime, please feel free to call me if you need anything further.

    Sincerely,

    /s/ Gail S. Mann

    Gail S. Mann
    Vice President, Assistant General Counsel,
    Secretary and Clerk

    \sel
    Enclosures